UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 20, 2015

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2015, Vericel Corporation (the “Company”) entered into an agreement (the “Agreement”) with Matricel GmbH (“Matricel”) for the supply of ACI-Maix membrane products  (the “Products”) for use in the Company’s investigational MACITM product, a third-generation autologous chondrocyte implant for the treatment of certain cartilage defects in the knee. Under the Agreement, Matricel has agreed to supply the Products to the Company on an exclusive basis. The Agreement includes specific minimum purchase obligations as well as non-binding forecasting requirements. The purchase price for the Products is based upon the volume of the Product that the Company orders, and is subject to periodic adjustments as set forth in the Agreement.

The Agreement expires on December 31, 2022, unless earlier terminated by either party. The Company has an option to extend the Agreement for an additional five years, unless Matricel provides prior written notice not to renew the Agreement. Following the initial term and term extension, the Agreement shall automatically renew for one additional five-year period unless otherwise terminated by either party.

Either party may terminate the Agreement upon (a) the failure of either party to comply with its material obligations under the Agreement if such failure is not remedied within certain specified time periods; or (b) written notice to the other party upon certain insolvency events of such other party that are not remedied within the specified time period.  After the fifth anniversary of the effective date of the Agreement, the Company may terminate for any reason upon nine months’ prior written notice to Matricel. At any time on or after July 1, 2021, Matricel shall have the right to terminate the Agreement for any reason upon 18 months’ prior written notice to the Company.

The foregoing is a summary description of the terms and conditions of the Agreement that are material to the Company. In addition to the foregoing, the Agreement contains customary terms and conditions, including, but not limited to, representations and warranties of the parties, provisions related to indemnification, minimum insurance coverage, failure to supply, confidentiality and assignment. The foregoing summary is qualified in its entirety by the text of the Agreement which is to be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and is incorporated herein by reference. There are no material relationships between the Company and Matricel other than in respect of the Agreement.

Item 7.01. Regulation FD Disclosure.

On October 26, 2015, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is being furnished as Exhibit 99.1 hereto.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: October 26, 2015	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President, Corporate Development

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 26, 2015.